As filed with the Securities and Exchange Commission on March 21, 2007
Registration No. 333-139470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-8
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CVS CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware		05-0494040
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
One CVS Drive Woonsocket, RI 02895 (401) 765-1500
(Address including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Caremark Rx, Inc. 2004 Incentive Stock Plan
Caremark Rx, Inc. 1992 Stock Incentive Plan, as amended
Amended and Restated Caremark Rx, Inc. 1995 Stock Option Plan, as amended
Caremark Rx, Inc. Amended and Restated 1997 Long Term Incentive Compensation Plan, as amended
Caremark Rx, Inc. 1998 New Employee Stock Option Plan, as amended
Caremark Rx, Inc. 1998 Stock Option Plan, as amended
Advance Paradigm, Inc. Amended and Restated 1997 Nonstatutory Stock Option Plan, as amended
Advance Paradigm, Inc. Amended and Restated Incentive Stock Option Plan, as amended

(Full title of the plan)
David B. Rickard Executive Vice President and Chief Financial Officer CVS Corporation One CVS Drive Woonsocket, RI 02895 (401) 765-1500

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Edmond T. FitzGerald, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4000

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share (“Common Stock”)	33,246,843(1)	(2)	(2)	(2)
(1) Plus (i) an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) any additional preferred share purchase right granted under any rights plan relating to the shares above.

(2) This Post-Effective Amendment No. 1 covers securities that were originally registered on the Registrant’s registration statement on Form S-4 (File No. 333-139470) , as amended by Amendment Nos. 1-3 to Form S-4 registration statement. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4 registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 registration statement is filed by the Registrant, and relates to a total of 33,246,843 shares of Common Stock of the Registrant, all of which were originally registered by the Registrant on the Form S-4 registration statement filed on December 19, 2006, as amended by Amendment Nos. 1-3 to the Form S-4 registration statement filed by the Registrant between December 19, 2006 and January 18, 2007 and which became effective on January 18, 2007.

In connection with the merger (the “Merger”) of Caremark, Rx, Inc., (“Caremark”) with and into Twain MergerSub L.L.C., a subsidiary of the Registrant (the “Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of November 1, 2006, as amended, among the Registrant, Caremark and the Merger Sub-shares of the common stock of Caremark issuable upon the exercise or settlement of options and other equity awards granted under the director and employee equity compensation plans of Caremark will be converted into corresponding awards covering the Common Stock of the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by CVS Corporation (the “Company” or the “Registrant”) pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference.

(1) The Company’s Annual Report on Form 10-K (Registration No. 001-01011) for the fiscal year ended on December 30, 2006.

(2) All reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act subsequent to the filing of the form referred to in (1) above.

(3) The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form S-4, filed with the Commission on December 19, 2006 (Registration Statement 333-139470), including any amendments or supplements thereto.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. CVS’ Amended and Restated Certificate of Incorporation currently provides, and as amended upon completion of the merger will provide, that CVS will indemnify to the fullest extent permitted by the DGCL any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding.

Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The CVS charter provides, and as amended upon completion of the merger will provide, that no director will be liable to CVS or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

The directors and officers of CVS are insured under a policy of directors’ and officers’ liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1
Amended and Restated Certificate of Incorporation of CVS Corporation (incorporated by reference to Exhibit 3.1 of CVS Corporation’s Annual Report on Form 10-K405, dated March 31, 1997, for the fiscal year ended December 31, 1996 (Commission File No. 001-01011)).*

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of CVS Corporation (incorporated by reference to Exhibit 4.1A of CVS Corporation’s Registration Statement on Form S-3/A dated May 18, 1998 (Commission File No. 333-52055)).*

4.3	Bylaws of CVS Corporation, as amended and restated (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated February 2, 2007 (Commission File No. 001-01011)).*

5.	Opinion of Davis Polk & Wardwell.
23.1	Consent of KPMG LLP.
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).
24	Powers of attorney (included on the signature pages hereof).
____________________
* Incorporated by reference.

ITEM 9. REQUIRED UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on the 21st day of March, 2007.

CVS Corporation

By:	/s/ David B. Rickard
Name:	David B. Rickard
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints David B. Rickard as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the 1933 Act and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Ryan	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 21, 2007
Thomas M. Ryan

/s/ David B. Rickard	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	March 21, 2007
David B. Rickard

/s/ Paula A. Price	Senior Vice President and Controller (Principal Accounting Officer)	March 21, 2007
Paula A. Price

/s/ David W. Dorman	Director	March 21, 2007
David W. Dorman

/s/ Marian L. Heard	Director	March 21, 2007
Marian L. Heard

/s/ William H. Joyce	Director	March 21, 2007
William H. Joyce

/s/ Terrence Murray	Director	March 21, 2007
Terrence Murray

Signature	Title	Date

/s/ Sheli Z. Rosenberg	Director	March 21, 2007
Sheli Z. Rosenberg

/s/ Richard J. Swift	Director	March 21, 2007
Richard J. Swift

EXHIBIT INDEX

4.1
Amended and Restated Certificate of Incorporation of CVS Corporation (incorporated by reference to Exhibit 3.1 of CVS Corporation’s Annual Report on Form 10-K405, dated March 31, 1997, for the fiscal year ended December 31, 1996 (Commission File No. 001-01011)).*

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of CVS Corporation (incorporated by reference to Exhibit 4.1A of CVS Corporation’s Registration Statement on Form S-3/A dated May 18, 1998 (Commission File No. 333-52055)).*

4.3	Bylaws of CVS Corporation, as amended and restated (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated February 2, 2007 (Commission File No. 001-01011)).*
5.	Opinion of Davis Polk & Wardwell.
23.1	Consent of KPMG LLP.
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).
24	Powers of attorney (included on the signature pages hereof).
____________________
* Incorporated by reference.